EXHIBIT 99.1

                                   INFOSONICS
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  5880 Pacific Center Blvd, San Diego, CA 92121 858-373-1600 www.infosonics.com
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Company Contact:                       Porter, Le Vay & Rose, Inc.
                                       Cheryl Schneider, VP - Investor Relations
Jeffrey A. Klausner,                   Jeff Myhre, VP - Editorial
Chief Financial Officer                212-564-4700
858-373-1600


                                                           FOR IMMEDIATE RELEASE


                  INFOSONICS CLOSES MALL-BASED RETAIL LOCATIONS

              -- ANNOUNCES 3RD QUARTER EARNINGS CONFERENCE CALL --


SAN DIEGO, CA, October 29, 2004- InfoSonics Corporation (AMEX: IFO), one of the largest distributors of wireless handsets in the United States and Latin America, today announced that it has closed or transferred to a third party its 10 mall-based retail locations, which were operated by its wholly owned subsidiary, Axcess Mobile, LLC.

Leases for six of the locations were assigned to The Mobile Solution Corporation
(TMS) for a small consideration. TMS, headquartered in San Diego, California, is one of the nation's largest mall-based retailers of wireless activation services. TMS, which is privately owned, operates approximately 400 locations in 28 states. The remaining four locations were closed. Combined, the retail locations accounted for 4.6% of InfoSonics' revenue for the six month period ended June 30, 2004.

Joseph Ram, President and CEO of InfoSonics, said, "As our business strategy calls for a greater emphasis on our core business, we have decided to dispose of our mall-based locations. This AT&T/Cingular merger that received FCC approval this week was also a factor in our decision."

Ram added, "As we discussed in our last earnings telephone conference, mall-based retail sales have not been contributing to our profitability, and the first six months of this year had operating losses of almost $170,000 attributable to these mall-based retail operations. We will continue to examine new opportunities that capitalize on our industry knowledge and existing infrastructure, while we also are continuing to pursue growth and expansion in our U.S. and Latin America distribution activities."

InfoSonics will host a conference call November 9, 2004 at 11 a.m. EST to discuss the third quarter results and will answer participant's questions. Representing InfoSonics will be Joseph Ram, Chief Executive Officer, and Jeffrey Klausner, Chief Financial Officer. Details on participating in the call will be announced next week.

About InfoSonics Corporation
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InfoSonics is one of the largest distributors of wireless handsets and accessories in the United States and Latin America. For the wireless telecommunications industry, InfoSonics provides flexible and cost effective solutions, including purchasing, marketing, selling, warehousing, order assembly, programming, packing, shipping, and delivery. InfoSonics supports manufacturers in moving their products to agents, resellers, distributors, independent dealers, retailers and wireless network operators in the U.S. and Latin America. For additional information, please visit HTTP://WWW.INFOSONICS.COM.
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This release contains forward-looking statements regarding InfoSonics' future plans and expected performance that are based on assumptions and expectations that InfoSonics believes are reasonable. A number of risks, uncertainties and other factors could cause any of the assumptions and expectations to be incorrect and could cause actual results to differ materially from those reflected in the forward-looking statements. Some of these risks, uncertainties and other factors include, but are not limited to, the demand for our products, our ability to obtain our products from our suppliers, our ability to maintain commercially feasible margins given significant competition, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. InfoSonics undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks described in other documents that InfoSonics files from time to time with the Securities and Exchange Commission, including the Amendment No. 6 to the Form S-1 registration statement that was filed with the SEC on May 20, 2004.

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